Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES STRATEGIC INVESTMENT IN SKYLINE INSTRUMENTS CORPORATION

ORLANDO, Florida (June 17, 2026) The LGL Group, Inc. (NYSE American: LGL) ("LGL Group" or the "Company") today announced a strategic investment into Skyline Instruments Corporation ("Skyline"), a dual-use commercial and defense technology company developing precision timing and synchronized sensing infrastructure for environments where GPS is fragile, contested, or unavailable.

"As the defense landscape continues to evolve, our ability to identify and support emerging technology companies is a critical part of how we deliver long-term value to our shareholders. This investment reflects our confidence in Skyline’s team and their technology, and we look forward to supporting their growth as a strategic capital partner," said Jason Lamb, LGL Group Chief Executive Officer. "Our merchant investing strategy allows LGL Group to deploy capital alongside exceptional management teams and technologies that align with our long-term vision. We view these investments as more than financial opportunities – they expand our industry network, enhance strategic insight, and create potential pathways for future partnerships, acquisitions, and value creation across our platform."

"Securing this investment from LGL Group is a meaningful milestone for our company. This capital gives us the runway to accelerate our growth, expand our team, and continue building technology for our customers. Having a publicly traded partner behind us speaks to the strength and import of what we are building," said Kyle McKuhen, Skyline Chief Executive Officer.

About Skyline Instruments Corporation

Skyline Instruments Corporation ("Skyline") is a Defense and Dual-Use technology company focused on developing exquisite sensors and instruments to enhance mission-critical electronic systems for national security applications, including AI, Counter-Drone, Electronic Warfare, PNT, Signals Intelligence, and other domains. Skyline's technologies aim to improve the collection, processing, and exploitation of critical operational data, helping defense and intelligence customers enhance situational awareness and decision-making in increasingly complex environments. Skyline combines deep technical and operational expertise with an agile development approach to deliver innovative solutions addressing emerging requirements across defense, aerospace, and critical infrastructure markets. Skyline is headquartered in Charlottesville, Virginia. Visit skylineinstruments.us for more information.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL Group" or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. The Company maintains its executive offices at 2525 Shader Road, Orlando, Florida 32804. Its telephone number is (407) 298-2000 and  Internet address is www.lglgroup.com. LGL Group common stock is traded on the NYSE American under the symbol "LGL."

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various businesses in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s plans, goals, objectives, outlook, expectations and intentions with respect to the financial and strategic results of the Company's investment in Skyline. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the SEC, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026 and subsequent filings with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com